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                                                                    Exhibit 10.1



                                 PROMISSORY NOTE


Principal Amount                                               December 31, 2002
$15,699.72                                               Las Vegas, Nevada 89101



         This Promissory Note will replace all previous Promissory Notes to Cellcom Corp. Its purpose is to extend the due date through June 30, 2003.

         For value received, I promise to pay, in lawful money of the United States of America, to the order of CELLCOM CORP. at 520 S. Fourth Street, Las Vegas, Nevada 89101 the sum of FIFTEEN THOUSAND SIX HUNDRED NINTY-NINE AND 72/00 ($15,699.72) with interest thereon at the rate of ten percent (10%) per annum. Interest will be paid monthly and principal is payable in full on or before June 30, 2003.

         I hereby waive presentment, demand, protest, notice of protest, notice of dishonor, and notice of non-payment.

         In the case of default of, or if suit is commenced for, collection of any amount due hereunder, the undersigned agrees to pay interest thereon at the rate of ten percent (10%) per annum, together with reasonable attorney's fees incurred and costs.




                                           /s/ Jay H. Brown
                                           JAY H. BROWN